Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Devine Entertainment Directors and Officers Resign

     TORONTO, June 10 /CNW/ - Devine Entertainment Corporation (OTCBB:DVNNF),
announced today that its directors and officers; David Devine (Chairman,
President and CEO), Richard Mozer (Vice-Chairman and CFO) and its outside directors; Bryson Farrill, Ken Taylor and Ron Fedderson have resigned their duties as independent directors. The resignations of all of the Company's officers' and directors' are effective as of June 10 / 2010.

     About Devine Entertainment

     Devine Entertainment Corporation develops, creates and produces award winning television and feature films for worldwide distribution across multiple TV broadcast networks, cable and satellite networks and Internet markets. Specializing in cultural and educational programming as well as prime time drama and comedy entertainment programming, the Company's titles have garnered 120 international film and television awards including 34 EMMY and
GEMINI nominations (winning 5 of each).
     Headquartered in Toronto, the Company's common shares trade in the U.S.
under the symbol DVNNF. The company's corporate website is www.devine-ent.com

     %SEDAR: 00004569E %CIK: 0001317035

     /For further information: /
     (DVNNF)

CO:  Devine Entertainment Corporation

CNW 10:15e 10-JUN-10